Exhibit 4.2

                       KRONOS ADVANCED TECHNOLOGIES, INC.
                            2007 STOCK INCENTIVE PLAN
                             STOCK OPTION AGREEMENT



NOTICE OF STOCK OPTION GRANT

Optionee:

         The Optionee has been granted an Option to purchase a number of shares of Kronos Advanced Technologies, Inc. Common Stock as designated below ("Shares"), subject to the terms and conditions of the Kronos Advanced Technologies, Inc. 2007 Stock Incentive Plan, as amended from time to time (the "Plan") (all capitalized terms not otherwise defined herein shall have the meaning given to them in the Plan), and this Option Agreement, as follows:


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  Date of Grant: [________]              Type of Option:  [________]
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  Exercise Price per Share: $[________]  Expiration Date: [________]
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  Total Number of                        Total Exercise Price: $ [________]
  Shares Granted: [________]
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  Vesting Schedule:  [________]

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  Exercise After Termination of Employment:

  Termination of Employment for any reason: any non-vested portion of the Option expires immediately;

  Termination of Employment due to death or Disability: vested portion of the Option is exercisable by the Optionee (or, in the event of the Optionee's death, the Optionee's Beneficiary) for one year after the Optionee's Termination;

  Termination of Employment for any reason other than death or Disability: vested portion of the Option is exercisable for a period of ninety days following the Optionee's Termination.

  In no event may this Option be exercised after the Expiration Date as provided above.
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         Optionee acknowledges and consents that all Kronos Advanced
Technologies, Inc. unexercised Stock Option Grants, issued to Optionee, prior to the Date of Grant are cancelled in consideration of this Stock Option Grant.



         Signature:

         Date:

I.       AGREEMENT

         1. Grant of Option. The Option granted to the Optionee and described in the Notice of Grant is subject to the terms and conditions of the Plan, which is incorporated by reference in its entirety into this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail. Capitalized terms not otherwise defined in this Agreement shall have the meaning given to the terms in the Plan.

                  If designated in the Notice of Grant as an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that the Option fails to meet the requirements of an ISO under Section 422 of the Code, this Option shall be treated as a Non-Qualified Stock Option ("NSO").

                  The Company intends that this Option not be considered to provide for the deferral of compensation under Section 409A of the Code and that this Agreement shall be so administered and construed. Further, the Company may modify the Plan and this Award to the extent necessary to fulfill this intent.

         2. Exercise of Option.

                  (a) Right to Exercise. This Option shall be exercisable, in whole or in part, during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement. No Shares shall be issued pursuant to the exercise of an Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares. The Board may, in its discretion, (i) accelerate vesting of the Option, or (ii) extend the applicable exercise period to the extent permitted under the Plan.

                  (b) Method of Exercise. The Optionee may exercise the Option by delivering an exercise notice in a form approved by the Company (the "Exercise Notice") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Shares exercised. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                  (c) Acceleration of Vesting on Change in Control. Subject to any exception contained in the Plan, in the event of the Optionee's Termination of Employment by the Company without cause within twelve months following a Change in Control, excluding the transaction "Funding Agreement among Kronos Advanced Technologies, Inc., Airworks Funding LLLP et. al." dated June 19, 2007, all Options outstanding on the date of the Termination of Employment that have not previously vested or terminated under the terms of the applicable Award Agreement shall be immediately and fully vested and exercisable.

         3. Method of Payment. If the Optionee elects to exercise the Option by submitting an Exercise Notice under Section 2(b) of this Agreement, the aggregate Exercise Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Board may consent, in its discretion, to payment in any of the following forms, or a combination of them:

                  (a) cash or check;

                  (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan;

                  (c) surrender of other Shares which (i) have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

                  (d) any other consideration that the Board deems appropriate and in compliance with applicable law.

         4. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of the Shares upon exercise or the method of payment of consideration for those shares would constitute a violation of any applicable law or regulation.

         5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee provided, however, that the Optionee may transfer the Options to any member of the Optionee's Immediate Family or to a trust, limited liability company, family limited partnership or other equivalent vehicle, established for the exclusive benefit of one or more members of his Immediate Family by delivering to the Company a Notice of Assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of an Immediate Family member under this Section 5 shall be effective until the Company has acknowledged such transfer or assignment in writing. "Immediate Family" means the Optionee's parents, spouse, children, siblings, and grandchildren. Following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. In the event an Option is transferred as contemplated in this Section 5, such Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         6. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

         7. Transfer Restrictions.

                  (a) General Restrictions on Transfer. The Optionee shall not sell, assign, transfer, pledge, hypothecate, give away, or in any manner dispose of or encumber, whether voluntarily or by operation of law, whether for consideration or for no consideration (a "Transfer"), any shares of the Company Common Stock or any interest in any shares of the Company Common Stock acquired under this Agreement unless such Transfer is permitted by and is in accordance with the terms and subject to the conditions of this Agreement or unless such Transfer is approved in advance in writing by the Board, which approval the Board shall have no obligation to give.

                  (b) Effect of Impermissible Transfer. Any attempted Transfer of any Common Stock that is not permitted under the terms of this Section shall be null and void, and the Company shall not give effect to any such attempted Transfer on its books and records. No person holding Common Stock that is Transferred in violation of this Agreement shall be entitled to receive distributions on that stock (including, without limitation, any right to distributions upon a merger, dissolution, liquidation or winding up of the affairs of the Company) or shall be entitled to the rights under this Agreement, which benefits and rights shall continue to accrue to the exclusive benefit of the person who made such impermissible Transfer.

         8. Entire Agreement, Amendment and Governing Law. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof (but not agreements, if any, relating to other matters), and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and the Optionee. This Option Agreement is governed by, and shall be construed and enforced in accordance with, the internal laws of the State of Nevada.

         9. Further Assurances. The Optionee agrees, upon demand of the Company or the Board, to do all acts and execute, deliver and perform all additional documents, instruments and agreements (including, without limitation, stock powers with respect to shares of Common Stock issued upon exercise of the Option) which may be reasonably required by the Company or the Board.

         10. Regulatory Limitations on Exercises. Notwithstanding the other provisions of this Option Agreement, no option exercise or issuance of shares of Common Stock pursuant to this Option Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable securities or other law or regulation.

         11. No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE IS EARNED ONLY BY SUCH OPTIONEE'S CONTINUING SERVICE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED UNDER IT AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED SERVICE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S SERVICES AT ANY TIME, WITH OR WITHOUT CAUSE.

         The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions of the Plan, and accepts this Option subject to all of those terms and provisions. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Option. The Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Option Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

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

         IN WITNESS WHEREOF, intending to be legally bound, the parties have signed this Option Agreement as of the Date of Grant.

Optionee:                               Kronos Advanced Technologies, Inc.:


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Signature                               By


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Print Name                              Title


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Residence Address